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                                                                    EXHIBIT 10.1

                             EMPLOYMENT AGREEMENT


                                                                   March 1, 1993

THIS EMPLOYMENT AGREEMENT is made and entered into on this First day of MARCH, 1993 by and between FRANKLIN TELECOMMUNICATIONS CORP., Franklin Datacom
Inc. (FTC/FDI), California Corporations and Frank W. Peters of 864 Calle Compo Thousand Oaks, CA 91360, who is an employee of FTC/FDI (Employee).

Recital
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FTC/FDI desires to engage Employee, based on his particular qualifications, in a capacity in which Employee may receive, initiate, contribute to or come in contact with Confidential Information (as defined herein), and Employee desires to be engaged in such a capacity. Employee specifically acknowledges that this employment may include inventing, discovering, initiating or contributing to Confidential Information as an integral part thereof.


Agreement
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1.   In consideration of the foregoing and of mutual covenants contained herein,
FTC/FDI and Employee agree as follows:

          (a) Employee shall be engaged as the President and CEO of FTC/FDI and FTC/FDI under this Agreement for an initial term of five (5) years. During the term of this Agreement, Employee shall retain his title as President, Chief Executive Officer, Director and Treasurer of FTC/FDI. The normal duties and responsibilities which he has been performing for the past ten years. Employee shall devote such of his working time and effort to the business and affairs of the Company as may reasonably be required of him in the discharge of such duties and responsibilities, but no less than 40 hours per week. The duties shall be performed within ten miles from Employees residence.

          (b) FTC/FDI shall pay to Employee as compensation for the services rendered under this Agreement an annual fee of $240,000, starting upon the signing of this agreement payable in equal bi-weekly installments. In addition to the fee, FTC/FDI shall reimburse Employee for all costs and expenses incurred by Employee in connection with such services. Such reimbursements shall be due and payable within ten (10) days following the end of each month during the term of the Agreement.

          (c) Employee shall be entitled to participate in or receive benefits under FTC/FDI's life, health and disability insurance plans or arrangements as in effect on the date of the Agreement for such period of time as such plans and arrangements shall remain in effect. Nothing paid to Employee under any such plan or arrangement shall be deemed to be in lieu of any compensation payable to Employee under paragraph 1(b) hereof. For a period of at least three (3) years from the date on which the Agreement is terminated by either party, FTC/FDI shall at its sole cost and expense, maintain in full force and effect a health insurance policy for Employee having substantially the same coverage and terms as the policy currently maintained by FTC/FDI for Employee; provided, however,
                                                            --------- -------
Employee shall be obligated to pay policy
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premiums in the same amount currently paid by Employee on the existing policy.

          (d) This Agreement shall not be terminated by FTC/FDI during the initial term for any reason except (i) for "Cause" or (ii) upon the death or "permanent disability" of Employee. For purposes of the Employee to substantially perform the services listed on Exhibit A, other than any such failure resulting from Employee's temporary disability, or (ii) the willful engaging by Employee in gross misconduct materially injurious to FTC/FDI. For purposes of this subparagraph, no act, or failure to act, on Employee's part shall be considered "willful" unless done by Employee or omitted to be done, other than in good faith and with a reasonable belief that Employee's action or omission was in the best interests of FTC/FDI. In the event that the Agreement is terminated for Cause, FTC/FDI shall pay Employee's fee through the date of termination. "Permanent disability" shall mean any physical or mental condition which, in the opinion of any qualified physician reasonably acceptable to Employee, renders Employee unable to substantial perform the duties and responsibilities set forth on Exhibit A for a period in excess of six (6) months.

     2. When countersigned below by Employee, it is intended that this letter shall constitute an agreement in principle which shall be binding upon the parties hereto, subject to satisfaction of the conditions specified above, and which shall be governed by the laws of the State of California. In the event of a breach of any of the agreements contained herein, the prevailing party in any action brought on account thereof shall be entitled to recover the costs and expenses of such action, including without limitation reasonable attorneys' fees.

     3. No announcement shall be made by either party with respect to the receipt or acceptance of this agreement.

     If the foregoing offer is acceptable to you, please so indicate by signing below.

Very truly yours,
Franklin Telecommunications Corp. & Franklin Datacom Inc.



By:  /s/ Peter S. Buswell
   --------------------------------------------
     Peter S. Buswell, Executive Vice President


Attested:  /s/ Nicole DeNoyers
         ______________________________________
         Nicole DeNoyers, Secretary

                                               Corporate Seal

Agreed to and accepted this first day of March, 1993.


By:     /s/ Frank W. Peters
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             Frank W. Peters